UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 21, 2008

THE MIDDLEBY CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-9973	36-3352497
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

1400 Toastmaster Drive, Elgin, Illinois	60120
(Address of Principal Executive Offices)	(Zip Code)

(847) 741-3300
(Registrant’s telephone number, including area code)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On November 21, 2008, TurboChef Technologies, Inc., a Delaware corporation (“TurboChef”), The Middleby Corporation, a Delaware corporation (“Middleby”) and its wholly owned subsidiary, Chef Acquisition Corp., a Delaware corporation (“Merger Sub” and, together with Middleby, “Purchasers”) amended the Agreement and Plan of Merger (the “Merger Agreement”) dated August 12, 2008 to extend the End Date (as defined in the Merger Agreement) to January 7, 2009.

On November 10, 2008, TurboChef announced its third quarter financial results.  Subsequent to this announcement, on November 13, 2008, Middleby contacted TurboChef to inform TurboChef that Middleby's Board of Directors had requested Middleby's management to conduct a comprehensive business review of TurboChef's financial condition and results of operations with TurboChef.  During the course of the next week, Middleby and TurboChef management and advisors exchanged information and had a series of discussions in connection with such review, including a meeting at the offices of Paul Hastings in Atlanta on November 18, 2008.  As a consequence of the additional time required to complete the business review and the ongoing Securities and Exchange Commission review of the Registration Statement, Middleby and TurboChef mutually agreed to extend the End Date to January 7, 2009 (the “Amendment”).

The foregoing description of the Amendment, which is attached hereto as Exhibit 2.1, is qualified in its entirety by reference to the text thereof and is incorporated herein by reference.

Item 9.01        Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

Exhibit 2.1	Amendment to Agreement and Plan of Merger dated November 21, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MIDDLEBY CORPORATION

Dated: November 21, 2008	By:	/s/ Timothy J. FitzGerald
Timothy J. FitzGerald
Vice President and
Chief Financial Officer

Exhibit Index

Exhibit No.	Description

Exhibit 2.1	Amendment to Agreement and Plan of Merger dated November 21, 2008.